EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this post effective Amendment No. 2 on Form S-3 to the Registration Statement on Form SB-2 of our report, dated April 5, 2000, which appears on the Transition Report on Form 10-KSB of NetCurrents, Inc. (formerly IAT Resources Corporation) and subsidiaries for the six months ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.


/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP



Los Angeles, California
August 30, 2000